EXHIBIT 12

                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

                                         Three Months         Year
                                             Ended           Ended
                                           March 31,      December 31,
(A) EXCLUDING INTEREST ON DEPOSITS           1999             1998
                                         --------------   -------------
Earnings:
  Income before income taxes                  $368,745      $1,303,781
  Less capitalized interest                        (43)           (593)
  Fixed charges                                220,610         976,201
                                         --------------   -------------
    Earnings as adjusted                      $589,312      $2,279,389
                                         ==============   =============

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                  $103,170        $563,846
  Interest on long-term debt                   111,773         390,662
  Portion of rents representative of
   the interest factor (1/3) of rental
   expense                                       5,667          21,693
                                         --------------   -------------
    Fixed charges                             $220,610        $976,201
                                         ==============   =============


Ratio of earnings to fixed charges                2.67 X          2.33 X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above            $589,312      $2,279,389
  Add interest on deposits                     307,367       1,359,705
                                         --------------   -------------
Earnings as adjusted                          $896,679      $3,639,094
                                         ==============   =============

Fixed charges:
  Fixed charges from (A) above                $220,610        $976,201
  Interest on deposits                         307,367       1,359,705
                                         --------------   -------------
Adjusted fixed charges                        $527,977      $2,335,906
                                         ==============   =============

Adjusted earnings to adjusted fixed               1.70 X          1.56 X
 charges